Exhibit 10.2

THIRD AMENDMENT TO AGREEMENT

THIS THIRD AMENDMENT TO AGREEMENT (this “Agreement”), dated as of September ___, 2018, is among SAMSON OIL AND GAS USA, INC., a Colorado corporation (“Borrower”), SAMSON OIL & GAS LIMITED, an Australian public company (the “Parent”), SAMSON OIL AND GAS USA MONTANA, INC., a Colorado corporation (“Samson Montana”, and together with the Parent, collectively, the “Guarantors”, and each, individually, a “Guarantor”), the Lenders party hereto, and MUTUAL OF OMAHA BANK, as Administrative Agent for the Lenders (in such capacity, “Administrative Agent”) and as L/C Issuer.

R E C I T A L S

A.                 Borrower, the financial institutions party thereto, and Administrative Agent are parties to that certain Credit Agreement, dated as of January 27, 2014, as amended by (i) that certain First Amendment to Credit Agreement dated as of November 24, 2014, (ii) that certain Second Amendment to Credit Agreement dated as of May 13, 2015, (iii) that certain Third Amendment to Credit Agreement dated as of March 31, 2016, (iv) that certain Fourth Amendment to Credit Agreement dated as of June 30, 2016, (v) that certain Fifth Amendment to Credit Agreement dated as of September 29, 2016, (vi) that certain Sixth Amendment to Credit Agreement dated as of May 5, 2017, and (vii) that certain Seventh Amendment to Credit Agreement dated as of July 14, 2017 (such Credit Agreement, as so amended, the “Credit Agreement”).

B.                  Certain defaults have occurred under the Credit Agreement as a result of the failure by the Borrower to comply with certain provisions thereof. As a result, the parties then entered into the forbearance agreement captioned “Agreement” dated as of June 14, 2018, as amended by (i) that certain First Amendment to Agreement among the parties dated as of July 10, 2018, and (ii) that certain Second Amendment to Agreement among the parties dated as of August 27, 2018, (collectively the “Original Forbearance Agreement”).

C.                  The parties have agreed to amend the Original Forbearance Agreement as hereinafter provided.

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                   Same Terms. All terms used herein which are defined in, or incorporated into, the Original Forbearance Agreement shall have the same meanings when used herein, unless the context hereof otherwise requires or provides. In addition, the following terms have the meanings set forth below:

“Credit Agreement” has the meaning set forth in Recital A.

“Eagle” means Eagle Energy Partners I, LLC, a North Dakota limited liability company, as the purchaser under the Eagle Energy PSA.

“Effective Date” means the date when (a) all Lenders have executed this Agreement, and (b) the conditions set forth in Section 3 of this Agreement have been complied with to the satisfaction of the Administrative Agent, unless waived in writing by the Administrative Agent.

“Original Forbearance Agreement” has the meaning set forth in Recital B.

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2.                   Amendment to Original Forbearance Agreement. On the Effective Date, the parties agree that the definition of Forbearance Termination Date set forth in Section 1 of the Original Forbearance Agreement shall be amended to read as follows:

“Forbearance Termination Date” means October 15, 2018.

3.                   Conditions Precedent. The amendments set forth in this Agreement are subject to the satisfaction (in the opinion of Administrative Agent), unless waived in writing by Administrative Agent, of each of the following conditions (and upon such satisfaction, this Agreement shall be deemed to be effective as of the Effective Date):

(a)                Agreement. This Agreement shall be in full force and effect.

(b)                Amendment to Eagle Energy PSA. Administrative Agent shall have received a copy of an amendment to the Eagle Energy PSA, in form and substance satisfactory to Administrative Agent, pursuant to which (i) the remaining portion of the Deposit (as defined in the Eagle Energy PSA) that is held in escrow is released to the Borrower, and (ii) the Termination Date (as defined in the Eagle Energy PSA) is extended to October 15, 2018.

(c)                Financing Commitment Letter. Administrative Agent shall have received (i) on or before September 26, 2018, a copy of a commitment letter, in form and substance satisfactory to Administrative Agent, from the party chosen by Eagle to provide financing to Eagle for the purpose of consummating the sale contemplated by the Eagle Energy PSA (as amended pursuant to the amendment required to be delivered pursuant to Section 3(b) above), which commitment letter shall include, without limitation, a commitment by such party to provide such financing on or before October 15, 2018, and (ii) to the extent such commitment letter requires Eagle to pay a breakup fee or a legal documentation fee, evidence, in form and substance satisfactory to Administrative Agent, that all such fees have been paid.

(d)                Forbearance Fee. As consideration for the agreements contained in this Agreement, Borrower shall have paid Administrative Agent for the benefit of the Lenders a forbearance fee of $60,000, which fee shall be fully earned on the Effective Date.

(e)                Fees and Expenses. Administrative Agent shall have received payment of all out-of-pocket fees and expenses (including reasonable attorneys’ fees and expenses) incurred by Administrative Agent in connection with the preparation, negotiation and execution of this Agreement.

4.                   Certain Representations. Each of Borrower and Guarantors represents and warrants that, as of the Effective Date: (a) each Loan Party has full power and authority to execute this Agreement, and this Agreement constitutes the legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by general principles of equity and applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally; and (b) no authorization, approval, consent or other action by, notice to, or filing with, any Governmental Authority or other Person is required for the execution, delivery and performance by any Loan Party of this Agreement. In addition, each of Borrower and Guarantors represents that after giving effect to this Agreement, all representations and warranties contained in the Credit Agreement and the other Loan Documents to which such Person is a party are true and correct in all material respects (provided that any such representations or warranties that are, by their terms, qualified by reference to materiality or a Material Adverse Effect shall be true and correct in all respects) on and as of the Effective Date as if made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects (or, with respect to any such representations or warranties that are, by the terms, qualified by reference to materiality or a Material Adverse Effect, are true and correct in all respects) as of such earlier date.

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5.                   No Further Amendments. Except as previously amended in writing or as amended hereby, the Original Forbearance Agreement shall remain unchanged and all provisions shall remain fully effective between the parties hereto.

6.                   Acknowledgments and Agreements. Each of Borrower and Guarantors (a) acknowledges that on the date hereof all outstanding Obligations are payable in accordance with their terms, and (b) waives any defense, offset, counterclaim or recoupment with respect thereto. Borrower, Guarantors, Administrative Agent, L/C Issuer and each Lender do hereby adopt, ratify and confirm the Credit Agreement and the Original Forbearance Agreement, as amended hereby, and acknowledge and agree that both the Credit Agreement and the Original Forbearance Agreement, as amended hereby, are and remain in full force and effect. Each of Borrower and Guarantors acknowledges and agrees that its liabilities and obligations under the Original Forbearance Agreement, as amended herby, the Credit Agreement and the other Loan Documents are not impaired in any respect by this Agreement. Any breach of any representations, warranties and covenants under this Agreement shall be a Default or an Event of Default, as applicable, under the Credit Agreement.

7.                   Limitation on Agreements. The modifications set forth herein are limited precisely as written and shall not be deemed (a) to be a consent under or a waiver of or an amendment to any other term or condition in the Original Forbearance Agreement, the Credit Agreement or any other Loan Document, or (b) to prejudice any right or rights that Administrative Agent now has or may have in the future under or in connection with the Original Forbearance Agreement, the Credit Agreement and the other Loan Documents or any of the other documents referred to herein or therein. This Agreement shall constitute a Loan Document for all purposes.

8.                   Confirmation of Security. Each of Borrower and Guarantors hereby confirms and agrees that all of the Collateral Documents that presently secure the Obligations shall continue to secure, in the same manner and to the same extent provided therein, the payment and performance of the Obligations.

9.                   Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which constitute one instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this Agreement by facsimile or other electronic means shall be deemed effective as delivery of a manually executed counterpart.

10.               Incorporation of Certain Provisions by Reference. The provisions of Section 11.15 of the Credit Agreement captioned “Governing Law, Jurisdiction; Etc.” and Section 11.16 of the Credit Agreement captioned “Waiver of Right to Trial by Jury” are incorporated herein by reference for all purposes.

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11.               Release. In consideration of the agreements set forth in this Agreement, each of Borrower and Guarantors represents and warrants that as of the date of this Agreement, there are no claims, offsets, defenses or counterclaims to the obligations of such Person under the Loan Documents to which it is a party, and in accordance therewith, each of Borrower and Guarantors:

(a)                waives any and all such claims, offsets, defenses or counterclaims, whether known or unknown, arising under the Loan Documents prior to the Effective Date; and

(b)                releases and discharges each of the Administrative Agent, L/C Issuer and the Lenders and their respective officers, directors, employees, agents, shareholders, affiliates and attorneys (the “Released Parties”) from any and all obligations, indebtedness, liabilities, claims, rights, causes of action or other demands whatsoever, whether known or unknown, suspected or unsuspected, in law or equity, which such Person ever had, now has or claims to have or may have against any Released Party arising prior to the Effective Date and from or in connection with the Loan Documents or the transactions contemplated thereby, except, with respect to any Released Party, those resulting from the gross negligence or willful misconduct of such Released Party, as determined by a court of competent jurisdiction by a final and non-appealable judgment.

12.               Entirety, Etc. This Agreement and all of the other Loan Documents embody the entire agreement between the parties. THIS AGREEMENT AND ALL OF THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[This space is left intentionally blank. Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date and year first above written.

BORROWER:

SAMSON OIL AND GAS USA, INC.

By:	/s/ Terry Barr
Terry Barr
President, Treasurer and CEO

GUARANTORS:

SAMSON OIL & GAS LIMITED

By:	/s/ Terry Barr
Terry Barr
Managing Director, CEO & President

SAMSON OIL AND GAS USA MONTANA, INC.

By:	/s/ Terry Barr
Terry Barr
President, Treasurer and CEO

ADMINISTRATIVE AGENT AND L/C ISSUER:

MUTUAL OF OMAHA BANK,
as Administrative Agent and L/C Issuer

By:	/s/ J. Keith Miller
J. Keith Miller
Senior Energy Lender

LENDERS:

MUTUAL OF OMAHA BANK,
as a Lender

By:	/s/ J. Keith Miller
J. Keith Miller
Senior Energy Lender

THIRD AMENDMENT TO AGREEMENT – Signature Page